Exhibit 4.1

WAIVER AND THIRD AMENDMENT TO INDENTURE

This WAIVER AND THIRD AMENDMENT TO INDENTURE (this “Amendment”), is entered into as of April 28, 2020, by and among Full House Resorts, Inc., a Delaware corporation (the “Company”), the Guarantors (as defined herein), and Wilmington Trust, National Association, as trustee (the “Trustee”) and as collateral agent (the “Collateral Agent”).

RECITALS

The Company, the Guarantors and the Trustee are parties to that certain Indenture, dated as of February 2, 2018, as amended by a First Amendment dated as of June 20, 2018, as supplemented by a Supplemental Indenture dated as of July 13, 2018, and as amended by a Second Amendment dated as of May 10, 2019 (as such document may be further amended, restated, supplemented or otherwise modified from time to time, the “Indenture”).

FHR-Colorado, LLC, a Nevada limited liability company (“FHR-Colorado”) acquired the property commonly known as Parcel ID: R000293, Cripple Creek, Colorado 80813 (the “Fuller Lot”), and pursuant to Section 4.18(b) of the Indenture, FHR-Colorado (i) is required to pledge the Fuller Lot to the Collateral Agent for the benefit of the Secured Parties as New Collateral and (ii) has not completed the pledge of the Fuller Lot in the time tables required by Section 4.18(b) of the Indenture.

The Company has informed the Trustee that in light of the recent COVID-19 pandemic, Government Authorities have issued certain Laws mandating an indefinite closure of the Company’s casino businesses (the “Indefinite Closure”).

As a result of the Indefinite Closure, the Company may not be able to comply with the following covenants: (i) Section 4.41 of the Indenture (Total Leverage Ratio) for the measurement period ending on March 31, 2020 (the “Total Leverage Ratio Covenant”); and (ii) Section 4.03(a)(1) of the Indenture (Financial Information; Notices), that requires the Company to deliver within 90 days of the fiscal year ending December 31, 2019 a financial statement to each Holder without a “going-concern” or like qualification or exception.

The Company has requested that the Trustee, with the consent of the 100% of the Noteholders (the “Consenting Noteholders”), execute and deliver this Amendment.

The Company, with the consent of the Consenting Noteholders, desires to modify certain terms and conditions of the Indenture, and the parties hereto, with the consent of the Consenting Noteholders, are willing to agree to the modifications contained in this Amendment, and waive any potential non-compliance with the specified Indenture sections, on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Defined Terms. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Indenture, as amended hereby.
2. Amendment. Company and Trustee hereby amend the Indenture as set forth below:
(a) Section 3.07(b) of the Indenture is amended by deleting and replacing the table therein with the following table:

Time Periods	Percentage
On or after February 2, 2019 to February 1, 2020 .........................................................................................	102.000%
On or after February 2, 2020 to February 1, 2021 .........................................................................................	101.650%
On or after February 2, 2021 to February 1, 2022 .........................................................................................	100.650%
On or after February 2, 2022 .........................................................................................................................	100.150%

(b) Section 4.01(a) is amended by adding the following sentence at the end:  “Any payment of the Notes at maturity (but, for the avoidance of doubt, not any optional redemption pursuant to Section 3.07(b)) shall be accompanied by a fee to the Holders, earned in full on the date of this Amendment, of 0.15% of the aggregate principal amount of the Notes repaid, payable on the date of repayment.”

(c) Section 4.41 of the Indenture is amended by deleting the requirement that the Company comply with the Total Leverage Ratio of 6.00:1.00 as of the last day of the fiscal quarter ended March 31, 2020.

3. Acknowledgement and Waiver. Subject to the terms of this Amendment, the Trustee and Consenting Noteholders hereby agree that:

(a) Deloitte & Touche LLP included a “going concern” qualification (the “Qualification”) in its audit report dated March 30, 2020, filed with the Securities and Exchange Commission on or about March 30, 2020 as part of the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2020. The Qualification does not, by itself, constitute a Default under Section 4.03(a)(1) of the Indenture, and the Trustee and Consenting Noteholders waive any potential non-compliance with Section 4.03(a)(1) as a result of the Qualification.  For the avoidance of doubt, this waiver does not extend to the inclusion of the Qualification or any similar language in any audit report or audit opinion in any future financial statements or filings of the Company; and

(b) the noncompliance with the timetables for pledging the Fuller Lot pursuant to Section 4.18(b) of the Indenture does not, by itself, constitute a Default under Section 4.18(b) of the Indenture, and the Trustee and Consenting Noteholders waive any potential non-compliance with Section 4.18(b) as a result of the failure to satisfy such requirements within the time periods set forth therein; provided, that such waiver shall expire if the Fuller Lot is not pledged as New Collateral within sixty (60) days of the date hereof.

4. Ratification. Except as specifically modified hereby, the Indenture, the Bond Documents, and the Collateral Documents shall remain in full force and effect and are hereby ratified and confirmed.

5. Conditions Precedent. This Amendment shall be effective upon the execution and delivery of this Amendment by all parties hereto, together with all of the following:

(a) With respect to each beneficial owner on whose behalf Cede & Co. has executed a Consent of Noteholder consenting to this Amendment, the Company shall have paid directly to such beneficial owner a consent fee in an amount equal to 0.35% of the face amount of Notes held by such Holder.

(b) No Event of Default or Default shall have occurred and be continuing on the date hereof (except as waived pursuant to the terms of this Amendment), or would exist after giving effect to this Amendment.

(c) The Consenting Noteholders shall have directed Cede & Co. to execute a Consent of Noteholder consenting to this Amendment, and Cede & Co. shall have executed such consents on behalf of the Holders.

The Trustee shall be entitled to conclusively rely upon the Officers’ Certificate of the Company that all conditions precedent have been satisfied, and shall have no duty to verify the satisfaction of the foregoing conditions.

6. Counterparts.  This Amendment may be executed in any number of counterparts, by electronic or other means, each of which will be deemed to be an original and all of which, when taken together, will be deemed to constitute one and the same agreement.

7. Governing Law.  This Amendment shall be governed exclusively by and construed in accordance with the laws of the State of New York.  Each of the Company and Trustee hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Amendment, the Indenture, the Notes, or the transactions contemplated hereby.

8. The Trustee.  The recitals contained herein, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Amendment. In the performance of its obligations hereunder, the Trustee shall be provided with all rights, benefits, protections, indemnities and immunities afforded to it pursuant to the Indenture.

[Signatures to follow]

IN WITNESS WHEREOF, each of the undersigned parties has executed this Amendment as of the date set forth above.

COMPANY:

FULL HOUSE RESORTS, INC.

By:    /s/ Lewis Fanger
Name:  Lewis Fanger
Title:    Senior Vice President and Chief Financial Officer

GUARANTORS:

FULL HOUSE SUBSIDIARY, INC.

By:    /s/ Lewis Fanger
Name:  Lewis Fanger
Title:    Vice President and Treasurer

FULL HOUSE SUBSIDIARY II, INC.

By:    /s/ Lewis Fanger
Name:  Lewis Fanger
Title:    Vice President and Treasurer

STOCKMAN’S CASINO

By:    /s/ Lewis Fanger
Name:  Lewis Fanger
Title:    Vice President and Treasurer

GAMING ENTERTAINMENT (INDIANA) LLC

By:    /s/ Lewis Fanger
Name:  Lewis Fanger
Title:    Vice President and Treasurer

GAMING ENTERTAINMENT (NEVADA) LLC

By:    /s/ Lewis Fanger
Name:  Lewis Fanger
Title:    Vice President and Treasurer

SILVER SLIPPER CASINO VENTURE LLC

By:    /s/ Lewis Fanger
Name:  Lewis Fanger
Title:    Vice President and Treasurer

GAMING ENTERTAINMENT (KENTUCKY) LLC

By:    /s/ Lewis Fanger
Name:  Lewis Fanger
Title:    Vice President and Treasurer

RICHARD & LOUISE JOHNSON, LLC

By:    /s/ Lewis Fanger
Name:  Lewis Fanger
Title:    Vice President and Treasurer

FHR-COLORADO LLC

By:    /s/ Lewis Fanger
Name:  Lewis Fanger
Title:    Vice President and Treasurer

FHR-ATLAS LLC

By:    /s/ Lewis Fanger
Name:  Lewis Fanger
Title:    Vice President and Treasurer

TRUSTEE:

WILMINGTON TRUST, NATIONAL ASSOCIATION

By:    /s/ Quinton M. DePompolo
Name:  Quinton M. DePompolo
Title:    Banking Officer

COLLATERAL AGENT:

WILMINGTON TRUST, NATIONAL ASSOCIATION

By:    /s/ Quinton M. DePompolo
Name:  Quinton M. DePompolo
Title:    Banking Officer